T. Rowe Price Tax-Free High Yield Fund, Inc. 485BPOS

Exhibit 99.(h)(12)

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 21st of December, 2021, by and among Fidelity Rutland Square Trust II (the “Fidelity Trust”), a statutory trust organized under the State of Delaware, on behalf of itself and its current and future series as identified on Schedule A, severally and not jointly (each, an “Acquiring Fund” and collectively, the “Acquiring Funds”), and each corporation identified on Schedule B (each, an “Underlying Company”), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an “Acquired Fund” and collectively the “Acquired Funds” and together with the Acquiring Funds, the “Funds”), and shall become effective on January 19, 2022 (the “Effective Date”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, to date such investments have been governed by a Participation Agreement dated as of April 9, 2009, as revised by Amendment No. 1 to Participation Agreement dated as of October 12, 2010, by Amendment No. 2 to Participation Agreement dated as of December 8, 2011, by letter agreements dated as of April 3, 2012, June 7, 2012, March 29, 2018, and April 3, 2018, by Amendment No. 3 to Participation Agreement dated as of February 10, 2020 and letter agreements dated June 4, 2020, June 5, 2020, September 16, 2020, by Amendment No. 4 to Participation Agreement dated as of October 15, 2020, by Amendment No. 5 to Participation Agreement dated as of January 29, 2021, and as further revised by Amendment No. 6 to Participation Agreement dated as of May 13, 2021 (collectively, the “Participation Agreement”) and made in reliance on SEC exemptive relief that will be rescinded one year from the effective date of the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

I.	ERMINATION OF PARTICIPATION AGREEMENT

The parties hereby mutually agree to terminate the Participation Agreement as of the Effective Date and waive the notice requirement for termination as set forth therein.

II.	TERMS OF INVESTMENT

2.1           In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows solely with respect to an investment by such Acquiring Fund in an Acquired Fund that exceeds the limits in Section 12(d)(1)(A)(i) of the 1940 Act:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or to provide advance notification of such redemption requests to the Acquired Fund(s) if practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investment in the Acquired Fund. The Acquired Fund acknowledges and agrees that any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

2.2           Section 2.1 shall not apply to any purchases or sales of Acquired Funds that are listed in the secondary market.

2.3           In order to assist the Acquiring Fund’s investment adviser (the “Adviser”) or sub-adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its Adviser (and if applicable, sub-adviser) with information reasonably requested to comply with the terms and conditions of Rule 12d1-4, including information on the fees and expenses of the Acquired Fund.

III.	REPRESENTATIONS OF THE ACQUIRING AND ACQUIRED FUNDS

3.1           In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if the Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement such that the Acquiring Fund would not be permitted to rely on the Rule with respect to Section 12(d)(1)(A), as such Rule is interpreted or modified by the SEC or its Staff from time to time.

3.2           Each Acquired Fund agrees that any information regarding planned purchases or redemptions of shares of an Acquired Fund provided pursuant to Section 2.1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.

3.3           Each Acquired Fund represents that it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund (as defined in the Rule) where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff, or relevant SEC exemptive relief.

3.4           In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule or this Agreement with respect to its investment in such Acquired Fund such that the Acquired Fund would not be permitted to rely on the Rule with respect to Section 12(d)(1)(B), as such Rule is interpreted or modified by the SEC or its Staff from time to time.

IV.	CERTIFICATIONS

4.1           Upon the Adviser’s request, each Underlying Company, on behalf of itself and its respective Acquired Funds, agrees to deliver to the Fidelity Trust and the Adviser on an annual basis a certificate, duly certified by the President or any Vice President of the Underlying Company, substantially in the form attached hereto as Exhibit A.

4.2           Each Underlying Company, on behalf of itself and its respective Acquired Funds, acknowledges that such certificate will be accepted and reasonably relied upon by the Fidelity Trust, the Adviser and their affiliates as conclusive evidence of the facts set forth therein.

V.	NOTICES

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered mail, overnight mail or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to the Fidelity Trust or an Acquiring Fund:

James Gryglewicz

Senior Vice President, Asset Management Compliance

Fidelity Investments

88 Black Falcon Avenue, Suite 167, V5C

Boston, Massachusetts 02210

E-mail:     james.gryglewicz@fmr.com

With a copy to:

Christina H. Lee

Vice President & Associate General Counsel

Fidelity Investments

88 Black Falcon Avenue, Suite 167, V13E

Boston, Massachusetts 02210

E-mail:     christina.lee@fmr.com

If to an Underlying Company or an Acquired Fund:

William Presley

Vice President and Senior Legal Counsel

T. Rowe Price Associates, Inc.

4515 Painters Mill Rd.

Mail Stop OM 2470

Owings Mills, MD 21117

E-mail:     William.Presley@troweprice.com

With a copy to:

Eric Wagner

Vice President and General Manager

T. Rowe Price Associates, Inc.

100 East Pratt St.

Mail Stop P.04Y48

Baltimore, MD 21202

E-mail:     Eric.Wagner@troweprice.com

VI.	TERMINATION; ASSIGNMENT; AMENDMENT; GOVERNING LAW

6.1           This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6.2.

6.2           This Agreement shall continue until terminated in writing by either party upon sixty (60) days’ notice to the other party. Upon termination of this Agreement, the Acquiring Funds may not purchase additional shares of the Acquired Funds beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

6.3           This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

6.4           This Agreement may be amended only by a writing that is signed by each affected party.

6.5           This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

6.6           In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Funds that are involved in the matter in controversy and not to any other series of the Fidelity Trust.

6.7           In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Funds that are involved in the matter in controversy and not to any other series of an Underlying Company.

6.8           The parties are hereby put on notice that no director/trustee, officer, employee, agent, employee or shareholder of the Funds shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the applicable Funds.

VII.	USE OF NAME

7.1           Each Underlying Company hereby consents to the use of its name, the name of each Acquired Fund and the names of their affiliates in the Acquiring Funds’ disclosure documents, shareholder communications, advertising, sales literature and similar communications. No Acquired Fund shall use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Adviser, the Fidelity Trust, an Acquiring Fund, or any of their affiliates in its marketing materials unless it first receives prior written approval of the relevant Acquiring Fund and its investment adviser.

7.2           It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names in a manner consistent with the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

VIII.	MISCELLANEOUS

8.1           Counterparts. This Agreement may be executed in two or more counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which is deemed an original but all of which together constitute one and the same instrument.

8.2           Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

8.3           Additional Acquiring Funds and Acquired Funds; Additional Investment Companies.

8.3.1     In the event that the Fidelity Trust or an Underlying Company wishes to include one or more series in addition to those originally set forth on Schedules A and B, respectively, the relevant party shall so notify the other party in writing, and if the other party agrees in writing, such series shall hereunder become an Acquiring Fund or Acquired Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly.

8.3.2     Certain open-end investment companies (or series thereof) advised by Fidelity Management & Research Company LLC (“FMR”) or any investment adviser controlling, controlled by or under common control with FMR (each, an “Affiliated Investment Company”) may subsequently determine to invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) and (B) in reliance on the Rule and may desire to be included under this Agreement. In such event, such Affiliated Investment Company shall so notify the Underlying Company in writing, and if the Underlying Company agrees in writing, such Affiliated Investment Company shall hereunder become a Fidelity Trust or Acquiring Fund, as the case may be, and Schedule A shall be amended accordingly.

8.4           Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY RUTLAND SQUARE TRUST II, on behalf of itself and the Acquiring Funds listed on Schedule A, Severally and Not Jointly

/s/ Stacie Smith

Name:	Stacie Smith

Title:	President & Treasurer

Each Underlying Company on behalf of itself and its respective Acquired Funds, Severally and Not Jointly

/s/ Fran Pollack-Matz

Name:	Fran Pollack-Matz

Title:	Secretary and Vice President of the Funds

SCHEDULE A

Fidelity Trust and Acquiring Funds

Fidelity Trust	Acquiring Funds
Fidelity Rutland Square Trust II (“RS II”)	All current and future series of RS II

SCHEDULE B

Underlying Companies and Acquired Funds

Underlying Companies	Acquired Funds
T. Rowe Price Institutional Income Funds, Inc.	T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional Equity Funds, Inc.	T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Short-Term Bond Funds, Inc.	T. Rowe Price Ultra Short-Term Bond Fund
T. Rowe Price Summit Municipal Funds, Inc.	T. Rowe Price Summit Municipal Income Fund
T. Rowe Price Tax-Free High Yield Fund, Inc.	T. Rowe Price Tax-Free High Yield Fund
T. Rowe Price Tax-Free Income Fund, Inc.	T. Rowe Price Tax-Free Income Fund
T. Rowe Price International Funds, Inc.	T. Rowe Price International Discovery Fund

Exhibit A

Form of Officer’s Certificate

I, [                    ], the duly elected and qualified [President/Vice President] of [               ] hereby certify in my capacity as such officer, pursuant to that certain Fund of Funds Investment Agreement, dated as of [               ], by and among Fidelity Rutland Square Trust II, on behalf of itself and the Acquiring Funds, and each Underlying Trust, on behalf of itself and its respective Acquired Funds (the “Investment Agreement”), that during the preceding calendar year

(a)	no Acquired Fund purchased or otherwise acquired the securities of an investment company or private fund (as defined in the Rule) where immediately after such purchase or acquisition, the securities of investment companies and private funds owned by the Acquired Fund had an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff, or relevant SEC exemptive relief; and

(b)	each Acquired Fund complied with all applicable terms and conditions of the Rule and the Investment Agreement.

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Investment Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ____ day of _______, 202_.

Name:

Title: [President/Vice President]

March 23, 2022

DELIVERED BY ELECTRONIC MAIL

William Presley

Vice President and Senior Legal Counsel

T. Rowe Price Associates, Inc. 4515 Painters Mill Rd.

Mail Stop OM 2470 Owings Mills, MD 21117

E-mail:     William.Presley@troweprice.com

Re: Amendment to Schedule B of the Investment Agreement To

Whom It May Concern:

Reference is made to the investment agreement dated December 21, 2021, by and among Fidelity Rutland Square Trust II, on behalf of the Acquiring Funds, as set forth in Attachment A hereto, and each Underlying Company, on behalf of themselves and their respective Acquired Funds (the "Agreement").
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Pursuant to Section 8.3.1 of the Agreement, you are hereby notified of our desire to amend Schedule B to include T. Rowe Price Emerging Markets Bond Fund as an Acquired Fund as of the date hereof.

Except as expressly set forth above, the Agreement is and shall continue to be in full force and effect and as so amended hereby, is hereby ratified and confirmed in all respects. Accordingly, Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Attachment B attached hereto and incorporated here by reference.

Please indicate your acceptance and approval by signing where indicated below and returning electronically this letter along with one copy of the enclosed Schedule B. You may retain a copy of the revised Schedule B for your records. Please contact me with any questions at (617) 392-8116.

Kind Regards,

/s/ Troy Jones
Troy Jones
Senior Manager, Investment Operations
Fidelity Investments I Strategic Advisers LLC

Agreed and Accepted:

T. Rowe Price Institutional Income Funds, Inc.

T. Rowe Price Institutional Equity Funds, Inc

T. Rowe Price Short-Term Bond Funds, Inc.

T. Rowe Price Summit Municipal Funds, Inc.

T. Rowe Price Tax-Free High Yield Fund, Inc.

T. Rowe Price Tax-Free Income Fund, Inc.

1

T. Rowe Price International Funds, Inc.

each on behalf of itself and its respective Acquired Funds

listed on Schedule B, Severally and Not Jointly

/s/ Fran Pollack-Matz

Name: Fran Pollack-Matz

Title: Secretary and Vice President of the Funds

cc:	Eric Wagner, Vice President and General Manager Eric.Wagner@troweprice.com

2

ATTACHMENT A

Fidelity Trust and Acquiring Funds

Fidelity Trust	Acquiring Funds
Fidelity Rutland Square Trust II ("RS II")	All current and future series of RS II

3

ATTACHMENT B

Underlying Companies and Acquired Funds

Underlvin2 Companies	Acquired Funds
T. Rowe Price Institutional Income Funds, Inc.	T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional Equity Funds, Inc.	T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Short-Term Bond Funds, Inc.	T. Rowe Price Ultra Short-Term Bond Fund
T. Rowe Price Summit Municipal Funds, Inc.	T. Rowe Price Summit Municipal Income Fund
T. Rowe Price Tax-Free High Yield Fund, Inc.	T. Rowe Price Tax-Free High Yield Fund
T. Rowe Price Tax-Free Income Fund, Inc.	T. Rowe Price Tax-Free Income Fund
T. Rowe Price International Funds, Inc.	T. Rowe Price International Discovery Fund T. Rowe Price Emerging Markets Bond Fund

4

September 28, 2022

DELIVERED BY ELECTRONIC MAIL

William Presley

Vice President and Senior Legal Counsel

T. Rowe Price Associates, Inc. 4515 Painters Mill Rd.

Mail Stop OM 2470 Owings Mills, MD 21117

E-mail:     William.Presley@troweprice.com

Re: Amendment to Schedule B of the Investment Agreement

To Whom It May Concern:

Reference is made to the Investment Agreement dated December 21, 2021, by and among Fidelity Rutland Square Trust II, on behalf of itself and Acquiring Funds, as set forth in Schedule A thereto, and each Underlying Company, on behalf of itself and its respective Acquired Funds, as set forth in Schedule B thereto, and as revised by letter agreement dated as of March 23, 2022 (the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Pursuant to Section 8.3.1 of the Agreement, you are hereby notified of our desire to amend Schedule B of the Agreement to include T. Rowe Price Dynamic Global Bond Fund as an Acquired Fund as of the date hereof. Except as expressly set forth above, the Agreement is and shall continue to be in full force and effect and as so amended hereby, is hereby ratified and confirmed in all respects. Accordingly, the current Schedule B to the Agreement is hereby deleted in its entirety, and the new Schedule B attached hereto is substituted in lieu thereof and shall hereafter constitute Schedule B to the Agreement. Schedule A has been reproduced herein for ease of reference.

Please indicate your acceptance and approval by signing where indicated below and returning electronically this letter along with one copy of the enclosed amended Schedule B. Please contact me with any questions at (617) 392-8116.

Kind Regards,

/s/ Troy Jones
Troy Jones
Director, Investment Operations
Fidelity Investments I Strategic Advisers LLC

Agreed and Accepted:

T. Rowe Price Institutional Income Funds, Inc.

T. Rowe Price Institutional Equity Funds, Inc

T. Rowe Price Short-Term Bond Funds, Inc.

T. Rowe Price Summit Municipal Funds, Inc.

T. Rowe Price Tax-Free High Yield Fund, Inc.

1

T. Rowe Price Tax-Free Income Fund, Inc.

T. Rowe Price International Funds, Inc.

each on behalf of itself and its respective Acquired Funds

listed on Schedule B, Severally and Not Jointly

/s/ Fran Pollack-Matz

Name: Fran Pollack-Matz

Title: Secretary and Vice President of the Funds

cc:	Eric Wagner, Vice President and General Manager Eric.Wagner@troweprice.com

2

SCHEDULE A

Fidelity Trust and Acquiring Funds

Fidelity Trust	Acquiring Funds
Fidelity Rutland Square Trust II (“RS II”)	All current and future series of RS II

3

SCHEDULE B

Underlying Companies and Acquired Funds

Underlying Companies	Acquired Funds
T. Rowe Price Institutional Income Funds, Inc.	T. Rowe Price Institutional Floating Rate Fund
T. Rowe Price Institutional Equity Funds, Inc.	T. Rowe Price Institutional Small-Cap Stock Fund
T. Rowe Price Short-Term Bond Funds, Inc.	T. Rowe Price Ultra Short-Term Bond Fund
T. Rowe Price Summit Municipal Funds, Inc.	T. Rowe Price Summit Municipal Income Fund
T. Rowe Price Tax-Free High Yield Fund, Inc.	T. Rowe Price Tax-Free High Yield Fund
T. Rowe Price Tax-Free Income Fund, Inc.	T. Rowe Price Tax-Free Income Fund
T. Rowe Price International Funds, Inc.	T. Rowe Price International Discovery Fund T. Rowe Price Emerging Markets Bond Fund T. Rowe Price Dynamic Global Bond Fund

4